Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-217968

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 18, 2017)

I.D. SYSTEMS, INC.

2,608,695 Shares of Common Stock

We are offering 2,608,695 shares of our common stock. Our common stock is traded on the NASDAQ Global Market under the symbol “IDSY.” The last reported sales price of our common stock on the NASDAQ Global Market on July 11, 2017 was $5.56 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before making an investment decision.

___________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.75	$15,000,000
Underwriting discounts and commissions(1)	$0.3066	$799,950
Proceeds to us (before expenses)	$5.4434	$14,200,050

(1)	See the section of this prospectus supplement titled “Underwriting – Commissions and Discounts.”

We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $200,000. We have granted the underwriters a 30-day option to purchase up to an additional 391,304 shares of common stock from us on the same terms and conditions set forth above. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $919,942 and the total proceeds to us, before the payment of expenses, will be $16,330,052. See the section of this prospectus supplement titled “Underwriting.”

We anticipate delivery of the shares will be made on or about July 17, 2017, subject to customary closing conditions.

Sole Book-Runner

B. Riley & Co.

Co-Manager

Lake Street Capital Markets

The date of this prospectus supplement is July 12, 2017

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our common stock.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or any accompanying prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and in any accompanying prospectus is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus supplement or any accompanying prospectus.

As used in this prospectus supplement, references to “I.D. Systems,” the “Company,” “we,” “us” or “our” refer to I.D. Systems, Inc. and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Overview

We develop, market and sell wireless machine-to-machine (“M2M”) solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles such as forklifts and airport ground support equipment, rental vehicles, and transportation assets such as dry van trailers, refrigerated trailers, railcars and containers. Our patented systems utilize radio frequency identification (RFID), Wi-Fi, satellite or cellular communications, and sensor technology and software to address the needs of organizations to control, track, monitor and analyze their assets. Our solutions enable customers to achieve tangible economic benefits by making timely, informed decisions that increase the safety, security, revenue, productivity and efficiency of their operations. Our systems have been deployed on more than 200,000 industrial trucks, trailers, containers, automobiles and other assets.

Our Solutions

We have focused our business activities on three primary applications: (i) industrial fleet management, (ii) transportation asset management, and (iii) rental fleet management.

Industrial Fleet Management

Our solution for industrial fleet management allows our customers to reduce operating risks including unsafe activity, facility equipment and goods damage, operational costs and capital expenditures and to comply with certain safety regulations by accurately and reliably measuring and controlling fleet activity. This solution also enhances security at industrial facilities and areas of critical infrastructure, such as airports, by controlling access to, and restricting the use of, vehicles and equipment.

Our proprietary asset management system consists of programmable wireless devices that communicate with middleware servers via Wi-Fi, cellular link or our proprietary IRF protocol. These application-specific servers are typically hosted in our data center but may also be hosted on customers’ local area network (LAN) or enterprise wide area network (WAN). The system database is hosted in the same facility as the middleware and can be accessed and controlled using our proprietary end-user software. Each of these system elements can process and store information independently to create a unique, patented system of “distributed intelligence,” which mitigates the risk that a single point of failure could compromise system integrity or data and asset security.

The deployment of our system encompasses significant collaborative design and planning activity with our customers, generally resulting in long-term relationships and repeat business as customers roll our system out across facilities. We believe that our expertise of successfully serving Fortune 500 companies firmly positions us as the global leader in the industrial fleet management market, which we estimate we control 45% of based on installed units.

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We have deployed more than 55,000 units for our industrial fleet management customers, which include Ford, General Motors, Nestlé and John Deere. In 2014, we transitioned our sales model from a one-time system sale with annual maintenance fees to a software-as-a-service pricing model. As a result of this transition, we expect a growing proportion of our industrial fleet management revenues to originate from recurring revenue contracts. In the first quarter of 2017, approximately 25% of our revenue in this segment was recurring.

Transportation Asset Management

Our solution for transportation asset management allows our customers to increase revenue per asset deployed, reduce fleet size, and improve the monitoring and control of sensitive cargo. Our systems provide mobile-asset tracking and condition-monitoring solutions to meet the transportation market’s desire for greater visibility, safety, security, and productivity throughout global supply chains. By leveraging a combination of cellular and satellite communications and web-based data management technologies, our Asset Intelligence VeriWiseTM product family provides shippers and carriers with tools to better manage their trailer and container fleets, freight transport operations, and maintenance controls. VeriWise systems enable quick access to actionable intelligence that results in better utilization, control, and security of our customers’ freight-carrying assets.

We believe we are differentiated by the breadth our solution, which enables the tracking of trailers, containers and chassis. We estimate that we hold an approximately 21% share of the transportation asset management market. We have deployed approximately 111,000 units in this segment and our customers include Wal-Mart, Knight Transportation, XPO Logistics, American Intermodal Management and Swift. Our solution is generally deployed pursuant to multi-year arrangements under which we earn a contractually recurring fee per unit deployed in the field.

Rental Fleet Management

Our solution for rental fleet management assists rental car companies in generating higher revenue by more accurately tracking vehicle data, such as fuel consumption and odometer readings, and improving customer service by expediting the rental and return processes. In addition, our wireless solution for “car sharing” enables rental car companies to establish a network of vehicles positioned strategically around cities or on corporate campuses, control vehicles remotely, manage member reservations by smart phone or Internet, and charge members for vehicle use by the hour.

Our primary customer in this segment is Avis Budget Group, Inc. (“Avis Budget”) for which we have deployed units across the Northeast U.S. and with which we are actively engaged in the expansion of the solution. In March 2017, we entered into a new contract with Avis Budget to deploy our proprietary cellular rental system in support of that customer’s telematics strategy. This contract has an initial value of approximately $21 million related to the installation of our system on 50,000 Avis Budget vehicles over the 14-month period from the date of the new contract. In addition, the contract provides for a period of exclusivity during such 14-month period, which may be extended by Avis Budget under certain conditions. We anticipate that the installation of our system on Avis Budget vehicles will commence in the fourth quarter of 2017.

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Analytics

To provide an even deeper layer of insights into asset operations, we have developed a cloud-based software application called I.D. Systems Analytics (“Analytics”), which is designed to provide a single, integrated view of asset activity across multiple locations, that provides enterprise-wide benchmarks and peer-industry comparisons for key performance indicators (“KPIs”) relating to the performance of managed assets. Analytics enables values for the KPIs to be calculated and used to identify cost benefit measurements which translate the KPI values into monetized metrics. We expect that our growing database from monitored assets will allow us to create industry benchmarks that can be used to tell our customers how they are performing compared to their peers. We look for Analytics, as well as the data contained therein, to make a growing contribution to revenue, further differentiate and add value to our solutions, and help keep us at the forefront of the wireless asset management markets we serve.

Our Industry

The machine-to-machine markets we serve are characterized by an increasing ability and desire to incorporate network connectivity into a broad range of industrial assets to enable data generated by these devices to be collected, analyzed, reported and optimized for business purposes. In recent years, adoption of on-asset tracking technologies in our target markets have benefited from declining network connectivity costs due to the broad availability of next-generation cellular technology such as 4G-LTE. Additionally, access to low-cost and highly scalable computing resources in the cloud have greatly enhanced the utility of asset tracking solutions.

The commercial telematics industry in which we operate is expected to reach $45 billion globally by 2022 according to Grand View Research. Specific to our industrial fleet management segment, the market is characterized by very low penetration of telematics technology, with a preponderance of systems deployed residing in facilities with 50 or more trucks in operation. We estimate that only 4% of the total addressable market for our solution has been penetrated, with I.D. Systems accounting for approximately half of all units installed. We believe that our opportunity with existing industrial truck customers exceeds $500 million.

In our transportation asset management product line, we estimate the addressable market for our solution to be approximately 2 million units. We believe that telematics technology is installed on approximately 25% of those units. Our installed base of approximately 110,000 units represents an estimated 21% market share.

The U.S. rental fleet market counts an estimated 1.96 million vehicles according to Auto News Group. While our contract with Avis Budget incorporates various exclusivity clauses, we believe that our connected car technology has applications in the vast majority of this addressable market. We believe that our broader opportunity with Avis Budget potentially encompasses the company’s entire U.S. fleet of approximately 350,000 vehicles. Our contract with Avis Budget presently calls for the deployment of our technology on 50,000 vehicles with options for additional installations at Avis Budget’s request.

Competitive Strengths

We believe that the following strengths differentiate us from competitors and drive our success:

●	Uniquely positioned in the industrial machine-to-machine sector. Our proven track record developing telematics solutions for both on-campus and over-the-road assets has enabled us to build a portfolio of businesses uniquely positioned in the industrial M2M market. For instance, we believe that our deep experience deploying industrial fleet management systems at large enterprise accounts translates into sustainable competitive advantages, as evidence by our 45% market share. Furthermore, we have a proven history of leveraging our core competency in designing wireless asset tracking solutions to successfully penetrate new industrial verticals, including the rental fleet management market, for which we believe we have developed a highly differentiated solution set.

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●	Diversified blue chip customer base. We serve over 450 enterprise customers globally spanning the transportation, distribution, retail, automotive, aviation and government sectors. Our industrial fleet management systems are deployed in approximately half of the Fortune 200 while our transportation asset management technology has been adopted by over 250 customers. Our expansive customer relationships have been developed through years of direct sales efforts, providing us with deep insights into our customers’ needs and future requirements. We actively seek to capitalize on our incumbent position within this customer base to generate revenue growth opportunities.

●	Technologically advanced systems well suited for industrial applications. Our focus on industrial use cases has enabled us to direct product development efforts specifically suited for select target markets. Our on-asset devices are designed to operate independently of other system components, allowing for continuous asset control and data gathering even when the asset is out of wireless communication range. We believe that our proprietary technology as well as our experience in designing and developing products for our target markets distinguishes us within these markets.

●	Highly leveraged operating model with the potential to drive significant earnings growth. We have implemented systematic cost reduction initiatives that have significantly reduced our break-even revenue requirements. Additionally, our increasing recurring revenue base is providing us with greater visibility and an improved margin profile.

Key Elements of Our Growth Strategy

Our objective is to be the leading provider of end-to-end M2M solutions in our selected industrial target markets. To accomplish this, we intend to pursue the following growth strategies:

●	Expand our penetration at existing enterprise accounts. We believe that we have monetized only a fraction of the total addressable market for our industrial fleet management solutions within our current customer base. We estimate that our core customers present a $500 million revenue expansion opportunity for us over several years. We believe that we are ideally positioned to capitalize on this opportunity given our deep relationships at these accounts, our industry-leading technology and our cost-competitive solutions. We work closely with customers to help maximize the utilization and benefits of our system and demonstrate the value of enterprise wide deployments. Post implementation, we consult with our customers to further extend and customize the benefits to the enterprise by delivering enhanced analytics capabilities.

●	Enhance our penetration of the small- and medium-business (SMB) segment. We have historically focused our sales efforts on the largest enterprise opportunities, relying on select channel partners to address the SMB opportunity for our industrial fleet management products. We have expanded our channel relationships to improve our share of SMB deployments. We believe our pending acquisition of Keytroller will further enhance our channel strategy by adding several reseller relationships focused on SMB requirements.

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●	Expand our relationship with Avis Budget. Our technology partnership with Avis Budget has significant upside potential. We believe that our technology platform is instrumental to Avis Budget’s telematics strategy and intend to aggressively serve and support this customer’s future requirements. A broader deployment of our technology beyond the initial 50,000 units contemplated under our existing contract with Avis Budget would drive significant system sales and recurring revenue growth.

●	Retain our existing transportation asset management customer base and win new accounts. We have implemented various marketing and technology development initiatives aimed at maintaining high customer retention rates in our transportation asset management business. These initiatives include cost-reducing our devices, expanding our portfolio of wireless protocols and renewing multi-year contracts on a cost-effective basis. The broad-based reduction in satellite and cellular connectivity costs has expanded the use cases for our asset tracking technology. We intend to pursue these new opportunities to grow our customer base and diversify our end-markets.

Recent Developments

Keytroller Acquisition

On July 11, 2017, we, together with our wholly-owned subsidiary Keytroller, LLC, a Delaware limited liability company, entered into an asset purchase agreement (the “Keytroller Purchase Agreement”) with Keytroller, LLC, a Florida limited liability company (“Keytroller”) and the principals of Keytroller party thereto, pursuant to which we have agreed to acquire substantially all of the assets of Keytroller (the “Keytroller Acquisition”) for consideration including (i) $7 million of cash payable at closing, (ii) $2 million of shares of our common stock, computed based on a per share price equal to the volume weighted average price of our common stock on the NASDAQ Global Market during the ten consecutive trading days ending on the third trading day prior to the closing date (the “Market Price”), (iii) up to a total of $3 million of shares of our common stock as earn-out payments, computed based on the Market Price, based on the performance of the acquired business for the two years following closing, and (iv) the assumption of certain liabilities of Keytroller. The cash portion of the purchase price may be adjusted upwards or downwards based on the difference between the working capital of the acquired business at closing and a specified target.

Keytroller manufactures supplies and supports a full line of electronic safety devices designed for forklifts, construction equipment, aerial lifts, personnel carriers, boats and hazardous transport trucks. Keytroller addresses applications and market segment that are complementary to our core markets, and will enable us to expand our reseller relationships. We believe that the Keytroller Acquisition is consistent with our long-term strategy and will further strengthen our position as a leading provider of industrial fleet management solutions. Following the consummation of the Keytroller Acquisition, we estimate that our share of the installed industrial vehicle management system market will grow to 50%, firmly positioning us as the leading U.S. vendor domestically.

For the fiscal year ended December 2016, Keytroller reported revenue and EBITDA of $6.6 million and $1.2 million, respectively. We expect the Keytroller Acquisition to be accretive on a non-GAAP basis in fiscal 2017 and to accelerate our growth prospects and enhancing our long-term competitive position. We intend to use the proceeds from this offering to fund the cash portion of the purchase price for the Keytroller Acquisition.

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The following summary unaudited pro forma financial information for the fiscal year ended December 31, 2016 and the three months ended March 31, 2017 has been derived from the historical consolidated financial statements of I.D. Systems and Keytroller and is intended to reflect the impact of the Keytroller Acquisition on I.D. Systems on a pro forma basis for the periods indicated.

($ in ‘000s)	Year Ended December 31, 2016			Three Months Ended March 31, 2017
	I.D. Systems	Keytroller	Pro Forma Combined	I.D. Systems	Keytroller	Pro Forma Combined
Revenue	$36,822	$6,624	$43,446	$7,999	$1,639	$9,638
Cost of Revenue	18,528	3,180	21,708	3,849	781	4,630
Gross Profit	18,294	3,444	21,738	4,150	858	5,008
% Margin	49.7%	52.0%	50.0%	51.9%	52.4%	52.0%
Operating Expenses	24,662	2,261	26,923	6,020	458	6,478
% of Revenue	67.0%	34.1%	62.0%	75.3%	27.9%	67.2%
Operating Income (Loss)	(6,368)	1,183	(5,185)	(1,870)	400	(1,470)
% Margin	(17.3%)	17.9%	(11.9%)	(23.4%)	24.4%	(15.2%)
Net Income (Loss)	(6,370)	1,233	(5,137)	(1,886)	404	(1,482)
% Margin	(17.3%)	18.6%	(11.8%)	(23.6%)	24.6%	(15.4%)

Preliminary Second Quarter 2017 Summary Results

On July 11, 2017, we announced select unaudited preliminary results for the second quarter of fiscal 2017. We expect to report revenue between $10.0 million to $10.5 million, representing, at the midpoint of this estimated range, a sequential increase of approximately 28% compared to the first quarter of fiscal 2017 and a year-over-year increase of 15% compared to the second quarter of fiscal 2016.

Litigation

On June 12, 2017, ACF FinCo I LP (“ACF”) filed a lawsuit against us in the District Court for Dallas County, Texas. The complaint alleges that ACF is the successor-in-interest to McDonald Technologies International Inc. (“MTI”), one of our former suppliers, and alleges one cause of action for breach of a May 2015 Master Services Agreement pursuant to which we purchased certain products manufactured and services rendered by MTI. The complaint seeks approximately $2.0 million in damages for amounts allegedly due by us under this agreement, plus interest and attorney’s fees. On July 7, 2017, we filed our answer denying any liability to ACF and asserting various defenses to ACF’s claims against us. The lawsuit is currently in active discovery. We believe that the lawsuit is without merit and intend to continue to vigorously defend ourselves in this matter.

Corporate Information

Our corporate headquarters are located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677 and our telephone number is (201) 996-9000. Our website is www.id-systems.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

I.D. Systems, Inc. was incorporated in the State of Delaware in 1993. Unless otherwise stated, all references to “us,” “our,” “I.D. Systems,” “we,” the “Company” and similar designations refer to I.D. Systems, Inc., collectively with our subsidiaries.

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THE OFFERING

Issuer	I.D. Systems, Inc.
Common stock offered by us	2,608,695 shares
Common stock outstanding before this offering	14,075,520 shares
Common stock to be outstanding after this offering	16,684,215 shares (excluding any shares of our common stock that may be purchased by the underwriters upon exercise of their over-allotment option)
Price per share	$5.75
Option to purchase additional shares	We have granted the underwriters an option to purchase from us within 30 days following the date of this prospectus supplement up to an additional 391,304 shares of common stock.
Use of proceeds

We intend to use the net proceeds from this offering to fund our Keytroller Acquisition and for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 4 of the accompanying prospectus and in the documents incorporated by reference therein before making an investment decision.

NASDAQ Global Market symbol	IDSY

Unless we indicate otherwise, all information in this prospectus supplement is based on 14,075,520 shares of our common stock outstanding as of July 10, 2017, and excludes, as of that date, 1,303,127 shares of common stock issuable upon exercise of outstanding options.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement, as well as the other information set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of the risks and uncertainties described in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Offering

You will experience immediate dilution in the book value per share of the common stock you purchase.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering or the Keytroller Acquisition. Accordingly, if you purchase common stock in this offering, you will incur immediate dilution of $4.12 per share, representing the difference between the offering price and our as adjusted net tangible book value per share as of March 31, 2017, which gives effect to this offering but does not give effect to the Keytroller Acquisition. Furthermore, if outstanding stock options or warrants are exercised, you would experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. For a further description of the dilution that you will experience immediately after this offering, but prior to giving effect to the Keytroller Acquisition, see the section in this prospectus supplement entitled “Dilution.

Our management will have broad discretion over the use of the net proceeds from this offering and might not use such funds in ways that increase the value of your investment.

We currently anticipate using the net proceeds from this offering to fund the Keytroller Acquisition and for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may also be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. On May 12, 2017, we filed a universal shelf registration statement with the SEC covering the possible offer and sale of an indeterminate amount of common stock, preferred stock, warrants, debt securities, and units for a maximum aggregate offering price of $60,000,000. The securities may be offered from time to time, separately or together, directly by us, or through underwriters, dealers or agents at amounts, prices, interest rates and other terms to be determined at the time of the offering.

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We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options and warrants), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

We may not realize the anticipated benefits of the proposed Keytroller Acquisition.

On July 11, 2017, we entered into the Keytroller Purchase Agreement, pursuant to which we have agreed to acquire substantially all of the assets of Keytroller for consideration including (i) $7 million in cash payable at closing, (ii) $2 million of shares of our common stock, computed based on the Market Price, (iii) up to a total of $3 million of shares of our common stock as earn-out payments, computed based on the Market Price, based on the performance of the acquired business for the two years following closing, and (iv) the assumption of certain liabilities of Keytroller. See “Prospectus Supplement Summary – Recent Developments – Keytroller Acquisition” for further description of the Keytroller Acquisition. We believe that Keytroller’s business addresses applications and market segment that are complementary to our core markets, and will enable us to expand our reseller relationships. However, there is no assurance that we will be able to successfully integrate Keytroller’s business and product offerings with ours. There also can be no assurance that, following the consummation of the Keytroller Acquisition, we will be successful in growing Keytroller’s business or that the acquisition will enhance our profitability or otherwise benefit our stockholders. In the event that the anticipated benefits of the Keytroller Acquisition fail to materialize, the market price of our common stock may be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which may include information concerning our beliefs, plans, objectives, goals, expectations, strategies, anticipations, assumptions, estimates, intentions, future events, future revenues or performance, capital expenditures and other information that is not historical information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus supplement and the accompanying prospectus, the words “seek,” “estimate,” “expect,” “anticipate,” “project,” “plan,” “contemplate,” “plan,” “continue,” “intend,” “believe” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but there can be no assurance that we will realize our expectations or that our beliefs will prove to be correct.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements herein include, but are not limited, to:

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●	future economic and business conditions;

●	the loss of any of our key customers or reduction in the purchase of our products by any such customers;

●	the failure of the markets for our products to continue to develop;

●	our inability to adequately protect our intellectual property;

●	the possibility that we may not be able to integrate successfully the business, operations and employees of acquired businesses;

●	the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions;

●	changes in laws and regulations or changes in generally accepted accounting policies, rules and practices;

●	changes in technology or products, which may be more difficult or costly, or less effective, than anticipated; and

●	those risks and uncertainties set forth under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated by reference herein.

There may be other factors of which we are currently unaware or which we currently deem immaterial that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date they are made and are expressly qualified in their entirety by the cautionary statements included in this report. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date they were made or to reflect the occurrence of unanticipated events, or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $14.0 million, or approximately $16.1 million if the underwriters exercise in full the option to purchase additional shares of common stock, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering.

We intend to use the net proceeds from this offering to fund the Keytroller Acquisition and for general corporate purposes, which may include business development activities, capital expenditures, working capital and general and administrative expenses. Pending such use, we may temporarily invest the net proceeds in interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock and do not expect to pay a cash dividend in the near future. We currently intend to retain future earnings, if any, to finance our operations and expand our business.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of March 31, 2017 on:

●	an actual basis;

●

a pro forma, adjusted basis to give effect to our receipt of net proceeds of approximately $14.0 million from the sale of shares of common stock we are offering at a public offering price of $5.75 per share after deducting the underwriters’ fees and commission and estimated offering expenses payable by us, but before the consummation of the proposed Keytroller Acquisition.

The pro forma as adjusted information below is illustrative only. You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with our audited and unaudited financial statements and the related notes incorporated by reference to this prospectus supplement and the accompanying prospectus.

	As of March 31, 2017
	Actual	Pro Forma, As Adjusted
	(unaudited)
Cash and cash equivalents	$6,667,000	$20,667,000
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding (actual and as adjusted)	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 14,921,000 shares issued (actual); 14,073,000 shares outstanding (actual); 17,529,695 shares issued (as adjusted); 16,681,695 shares outstanding (as adjusted)	132,000	175,000
Additional paid-in capital	113,719,000	127,676,000
Accumulated deficit	(93,384,000)	(93,384,000)
Total stockholders’ equity	$15,762,000	$29,762,000
Total capitalization	$15,762,000	$29,762,000

The outstanding shares of our common stock set forth in the table above excludes:

●	1,323,000 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2017, at a weighted average exercise price of $5.34 per share; and

●	369,000 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2017.

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MARKET FOR OUR COMMON STOCK

Our common stock is traded on NASDAQ Global Market under the symbol “IDSY.” The following table set forth the high and low sales prices of our common stock as reported on the NASDAQ Global Market for the periods indicated.

	High	Low
2017
First Quarter	$7.34	$5.25
Second Quarter	$7.01	$5.87
Third Quarter (through July 10, 2017)	$6.56	$6.17
2016
First Quarter	$4.80	$3.75
Second Quarter	$5.38	$4.19
Third Quarter	$5.43	$4.26
Fourth Quarter	$5.59	$4.63
2015
First Quarter	$7.48	$5.84
Second Quarter	$7.25	$5.87
Third Quarter	$6.52	$3.07
Fourth Quarter	$4.70	$3.01

As of July 10, 2017, the last sale price of our common stock on the NASDAQ Global Market was $6.27 per share and we had approximately 17 stockholders of record.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding. Dilution in the as adjusted net tangible book value per share represents the difference between the amount per share of common stock paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after the consummation of this offering.

Our net tangible book value of our common stock as of March 31, 2017 was approximately $13,252,000, or approximately $0.94 per share of common stock based upon 14,073,000 shares outstanding. After giving effect to this offering and the receipt of approximately $14.0 million of estimated net proceeds from this offering (but without giving any effect to the consummation of the pending Keytroller Acquisition), our as adjusted net tangible book value as of March 31, 2017 would have been approximately $27,252,000, or approximately $1.63 per share of common stock based upon 16,681,695 shares outstanding. This represents an immediate increase in net tangible book value of $0.69 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.12 per share to new investors participating in this offering. The following table illustrates this calculation on a per share basis:

Public offering price of common stock		$5.75
Net tangible book value per share as of March 31, 2017	$0.94
Increase in net tangible book value per share attributable to this offering	$0.69
As adjusted net tangible book value per share after this offering		$1.63
Dilution in net tangible book value per share to new investors		$4.12

If the underwriters exercise in full their option to purchase 391,304 additional shares of common stock at the public offering price of $5.75 per share, the as adjusted net tangible book value after this offering would be $1.72 per share, representing an increase in net tangible book value of $0.78 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.03 per share to new investors participating in this offering.

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The above discussion and table are based on 14,073,000 shares outstanding as of March 31, 2017 and exclude:

●	1,323,000 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2017; and

●	369,000 shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2017.

Furthermore, we may choose to raise additional capital through the sale of equity due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of common stock or other equity in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock set forth opposite their names below:

Underwriters	Number of Shares
B. Riley & Co., LLC	1,565,217
Lake Street Capital Markets, LLC	1,043,478
Total	2,608,695

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel, including the validity of the shares, and certain other conditions described in the underwriting agreement. The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

Option to Purchase Additional Shares

If the underwriters sell more shares than the total number set forth in the table above, the underwriters will have an option to buy up to an additional 391,304 shares from us. The underwriters may exercise that option at any time and from time to time during the 30-day period from the date of this prospectus supplement.

Commissions and Discounts

The underwriters propose to offer the common stock directly to the public at the public offering price indicated on the cover page of this prospectus supplement. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No reductions will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

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The following table summarizes the public offering price, underwriting discounts and commissions and proceeds to us (before expenses) assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. We agreed to sell the shares offered hereby to the underwriters at a price of $5.405 per share, which reflects a discount and commission of $0.345 per share from the public offering price. However, we and the underwriters have agreed that for shares allocated in this offering to certain of our existing stockholders we will pay a reduced discount and commission of $0.115 per share. For purposes of the table below, we have assumed an average underwriting discount and commission payable by us to the underwriters in an amount equal to $0.3066 per share based upon our estimate of the number of shares that will be allocated to such existing stockholders.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$5.75	$15,000,000	$17,249,994
Underwriting discounts and commissions	$0.3066	$799,950	$919,942
Proceeds to us (before expenses)	$5.4434	$14,200,050	$16,330,052

We have agreed to reimburse the underwriters for certain costs and expenses incurred in connection with the offering, including reasonable and documented marketing expenses and the fees and expenses of their counsel. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to in the table above, will be approximately $200,000.

The underwriters and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters and their respective affiliates, officers, directors, and employees against various liabilities, including certain liabilities under the Securities Act and the Exchange Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lock-Up Agreements

We and our directors and executive officers (collectively, the “Locked-Up Stockholders”) have agreed with the underwriters, subject to certain exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, during the period from the date of this prospectus supplement until 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriters. Specifically, we and the Locked-Up Stockholders have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell, announce the intention to sell, assign or contract to sell any common stock or securities convertible into common stock or exercisable or exchangeable for common stock;

●	engage in any short selling of common stock or securities convertible into common stock or exercisable or exchangeable for common stock;

●	otherwise dispose of or transfer any common stock;

●	make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable for common stock;

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●	enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of any common stock or securities convertible into common stock or exercisable or exchangeable for common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

●	publicly disclose the intention to do any of the foregoing.

The foregoing restrictions do not apply to transactions relating to (i) the exercise or conversion of any stock option or warrant to purchase common stock, respectively, outstanding as of the date of this prospectus supplement, (ii) grants of employee stock options to purchase common stock pursuant to any of our benefit plans and any related issuances of common stock with respect to such awards, (iii) issuances of shares of common stock pursuant to an existing stock purchase plan, (iv) shares of common stock delivered by the Locked-Up Stockholders to us or sold for the purpose of paying the exercise price on the exercise by the Locked-Up Stockholders of options to purchase common stock granted to the Locked-Up Stockholders by us and taxes imposed on such exercise of options; (v) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act; provided that no sales of the securities shall be made pursuant to such plan prior to the expiration of the lockup period, or (vi) transfers of common stock by will or intestate succession. The Locked-Up Stockholders are further permitted to transfer common stock by gift, or to any trust for the direct or indirect benefit of such Locked-Up Stockholders, or the immediate family of the Locked-Up Stockholders, provided the transferee agrees to hold the shares of common stock subject to the restrictions applicable to the transferor described above. In addition, the Locked-Up Stockholders may tender their shares in certain tender offers or sell their shares in certain business combination transactions.

Price Stabilization, Short Positions and Penalty Bids

Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of our common stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares of common stock in the offering, if the syndicate repurchases previously distributed shares of common stock to cover syndicate short positions or to stabilize the price of the shares of common stock. These activities may raise or maintain the market of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock.

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In connection with this transaction, the underwriters may engage in passive market making transactions in the common stock on the NASDAQ Global Market, prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on the NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on the NASDAQ Global Market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in the capacity as underwriters and should not be relied upon by investors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing, and brokerage activities. The underwriters and their respective affiliates may provide from time to time in the future, various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, an underwriter or its affiliates may from time to time effect transactions for its own account or the account of its customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. An underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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DESCRIPTION OF CAPITAL STOCK

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 9 of the accompanying prospectus.

Listing

Our common stock is currently quoted on the NASDAQ Global Market under the symbol “IDSY”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The consolidated balance sheets of I.D. Systems, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and financial statement schedules for each of the years in the three-year period ended December 31, 2016, have been audited by EisnerAmper LLP, our independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold pursuant to this prospectus supplement. This prospectus supplement does not contain all the information contained in the registration statement. For additional information with respect to the Company and the securities that may be sold pursuant to this prospectus supplement, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

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1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 29, 2017;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

3.	Our Current Reports on Form 8-K filed with the SEC on February 23, 2017, March 2, 2017, March 20, 2017, May 4, 2017, June 1, 2017, June 16, 2017, July 12, 2017 and July 12, 2017; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-15087) filed with the SEC on June 10, 1999, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.id-systems.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

I.D. Systems, Inc.
123 Tice Boulevard

Woodcliff Lake, New Jersey 07677
Attention: Chief Financial Officer
(201) 996-9000

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PROSPECTUS

$60,000,000

I.D. SYSTEMS, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $60,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you purchase any of the securities offered hereby.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in a prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “IDSY.” The last reported sales price of our common stock on the NASDAQ Global Market on May 11, 2017 was $6.65 per share.

This prospectus may not be used to consummate a sale of our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a maximum aggregate initial offering price of $60,000,000.

This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us. The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As used in this prospectus, references to “I.D. Systems,” the “Company,” “we,” “us” or “our” refer to I.D. Systems, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Our Company

We develop, market and sell wireless machine-to-machine solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles such as forklifts and airport ground support equipment, rental vehicles, and transportation assets such as dry van trailers, refrigerated trailers, railcars and containers. Our patented systems utilize radio frequency identification (RFID), Wi-Fi, satellite or cellular communications, and sensor technology and software to address the needs of organizations to control, track, monitor and analyze their assets. Our solutions enable customers to achieve tangible economic benefits by making timely, informed decisions that increase the safety, security, revenue, productivity and efficiency of their operations.

We have focused our business activities on three primary applications: (i) industrial fleet management, (ii) transportation asset management, and (iii) rental fleet management. Our solution for industrial fleet management allows our customers to reduce operating risks including unsafe activity, facility equipment and goods damage, operational costs and capital expenditures and to comply with certain safety regulations by accurately and reliably measuring and controlling fleet activity. This solution also enhances security at industrial facilities and areas of critical infrastructure, such as airports, by controlling access to, and restricting the use of, vehicles and equipment. Our solution for transportation asset management allows our customers to increase revenue per asset deployed, reduce fleet size, and improve the monitoring and control of sensitive cargo. Our solution for rental fleet management assists rental car companies in generating higher revenue by more accurately tracking vehicle data, such as fuel consumption and odometer readings, and improving customer service by expediting the rental and return processes. In addition, our wireless solution for “car sharing” enables rental car companies to establish a network of vehicles positioned strategically around cities or on corporate campuses, control vehicles remotely, manage member reservations by smart phone or Internet, and charge members for vehicle use by the hour.

To provide an even deeper layer of insights into asset operations, we have developed a cloud-based software application called I.D. Systems Analytics (“Analytics”), which is designed to provide a single, integrated view of asset activity across multiple locations, that provides enterprise-wide benchmarks and peer-industry comparisons for key performance indicators (“KPIs”) relating to the performance of managed assets. Analytics enables values for the KPIs to be calculated and used to identify cost benefit measurements which translate the KPI values into monetized metrics. We expect that our growing database from monitored assets will allow us to create industry benchmarks that can be used to tell our customers how they are performing compared to their peers. We look for Analytics, as well as the data contained therein, to make a growing contribution to revenue, further differentiate and add value to our solutions, and help keep us at the forefront of the wireless asset management markets we serve.

We sell our solutions to both executive and division-level management within the enterprise. Typically, our initial system deployment serves as a basis for potential expansion across the customer’s organization. We work closely with customers to help maximize the utilization and benefits of our system and demonstrate the value of enterprise-wide deployments. Post-implementation, we consult with our customers to further extend and customize the benefits to the enterprise by delivering enhanced analytics capabilities.

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We market and sell our solutions to a wide range of customers in the commercial and government sectors. Our customers operate in diverse markets, such as automotive manufacturing, heavy industry, retail and wholesale distribution, transportation, aviation, aerospace and defense, homeland security and vehicle rental. Based on revenues for 2016, our top customers were Wal-Mart Stores, Inc. and the Ford Motor Company.

Corporate Information

Our corporate headquarters are located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677 and our telephone number is (201) 996-9000. Our website is www.id-systems.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

I.D. Systems, Inc. was incorporated in the State of Delaware in 1993. Unless otherwise stated, all references to “us,” “our,” “I.D. Systems,” “we,” the “Company” and similar designations refer to I.D. Systems, Inc., collectively with our subsidiaries.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, the information included or incorporated by reference in this prospectus contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which may include information concerning our beliefs, plans, objectives, goals, expectations, strategies, anticipations, assumptions, estimates, intentions, future events, future revenues or performance, capital expenditures and other information that is not historical information. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this prospectus, the words “seek,” “estimate,” “expect,” “anticipate,” “project,” “plan,” “contemplate,” “plan,” “continue,” “intend,” “believe” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but there can be no assurance that we will realize our expectations or that our beliefs will prove to be correct.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements herein include, but are not limited, to:

●	future economic and business conditions;

●	the loss of any of our key customers or reduction in the purchase of our products by any such customers;

●	the failure of the markets for our products to continue to develop;

●	our inability to adequately protect our intellectual property;

●	the possibility that we may not be able to integrate successfully the business, operations and employees of acquired businesses;

●	the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions;

●	changes in laws and regulations or changes in generally accepted accounting policies, rules and practices;

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●	changes in technology or products, which may be more difficult or costly, or less effective, than anticipated; and

●	those risks and uncertainties set forth under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, incorporated by reference herein.

There may be other factors of which we are currently unaware or which we currently deem immaterial that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date they are made and are expressly qualified in their entirety by the cautionary statements included in this report. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date they were made or to reflect the occurrence of unanticipated events, or otherwise.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include working capital, acquisitions, repayment and refinancing of debt and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus from time to time in one or more of the following ways:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF CAPITAL STOCK

General

Our Amended and Restated Certificate of Incorporation, or Charter, authorizes us to issue up to 55,000,000 shares, including 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated as shares of Series A Junior Participating Preferred Stock. As of close of business on May 11, 2017, there were 14,076,667 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

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The following descriptions are summaries of the material provisions and terms of our capital stock and are qualified by reference to our Charter and our Restated Bylaws, or Bylaws, each as amended to date.

Common Stock

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the stockholders. Common stockholders are not entitled to cumulative voting with respect to the election of directors. Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our Board of Directors (our “Board”) may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Under our Charter, our Board is authorized generally without stockholder approval to issue shares of preferred stock in one or more series and, in connection with the creation of each such series, to fix the number of shares of such series and designate the powers, preferences and rights of such series, including dividend rights, redemption rights, liquidation preferences, sinking fund provisions, conversion rights and voting rights, any or all of which may be greater than the rights of the common stock.

We will fix the powers, preferences, rights and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Series A Junior Participating Preferred Stock

In connection with a rights agreement we entered into with American Stock Transfer & Trust Company, LLC, as rights agent, on July 1, 2009, our Board designated 100,000 shares of preferred stock as Series A Junior Participating Preferred Stock, or Series A Preferred. In connection with the rights agreement, a dividend was declared of one preferred stock purchase right for each share of common stock outstanding at the close of business on July 13, 2009. Each such preferred stock purchase right entitled the registered holder thereof to purchase from us one one-thousandth of a share of Series A Preferred at a price of $19.47. The rights agreement and the preferred stock purchase rights expired on July 1, 2012.

As set forth in our Certificate of Designation for the Series A Junior Participating Preferred Stock, subject to the prior or superior rights of the holders of any shares of preferred stock ranking prior and superior to the Series A Preferred with respect to dividends, the holders of the Series A Preferred are entitled, when, as and if declared by the Board, to a minimum preferential quarterly dividend payment equal to the greater of (i) $1 per share or (b) 1,000 times the dividend, if any, declared per share on the common stock. Each share of Series A Preferred will entitle its holder to 1,000 votes on all matters upon which the holders of the common stock are entitled to vote. The Series A Preferred will vote together with the common stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus an amount equal to accrued and unpaid dividends), but will be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount distributed per share to holders of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are converted into or exchanged for other stock, securities, cash or property, then each share of Series A Preferred Stock will be similarly converted into or exchanged for an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash or property, as the case may be, into which or for which each share of common stock was converted or exchanged. As of May 11, 2017, no shares of Series A Preferred were outstanding, and we have no present plan to issue any shares of Series A Preferred.

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Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law prohibits us from engaging in a business combination with any of our interested stockholders for three years after such stockholder became an interested stockholder unless certain specified conditions are met. As a result, these provisions and Delaware law could limit the price that investors are willing to pay in the future for shares of our common stock.

In addition, provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. This is because these provisions may prevent or frustrate attempts by stockholders to replace or remove our current management or members of our Board. These provisions, among other things:

●	permit our Board of Directors to issue, without further action by our stockholders, up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that special meetings of stockholders may be called only by (i) our Board pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of our capital stock entitled to vote in the election of directors, voting as a single class, or (ii) the Chairman of the Board or our President; and

●	require the affirmative vote of at least 75% of the voting power of all the shares of our capital stock entitled to vote in the election of directors, voting as a single class, to amend or repeal the provisions outlined above dealing with meetings of stockholders.

Listing

Our common stock is currently quoted on the NASDAQ Global Market under the symbol “IDSY”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock or of debt securities. Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities specifying the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of the debt securities being offered.

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The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

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●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events of Default

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

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●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement;

●	the price or prices at which such units will be issued;

●	the applicable United States federal income tax considerations relating to the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Debt Securities,” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of I.D. Systems, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and financial statement schedules for each of the years in the three-year period ended December 31, 2016, have been audited by EisnerAmper LLP, our independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to the Company and the securities that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

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The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 29, 2017;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 12, 2017;

3.	Our Current Reports on Form 8-K filed with the SEC on February 23, 2017, March 2, 2017, March 20, 2017 and May 4, 2017; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-15087) filed with the SEC on June 10, 1999, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.id-systems.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Attention: Chief Financial Officer

(201) 996-9000

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$15,000,000

I.D. SYSTEMS, INC.

2,608,695 Shares of Common Stock

PROSPECTUS SUPPLEMENT

July 12, 2017

B. Riley & Co.

Lake Street Capital Markets